UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sovos Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-5119352
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO	80027
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-259110

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-259110), originally filed with the Securities and Exchange Commission on August 27, 2021, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 23, 2021

Sovos Brands, Inc.

By:	/s/ Isobel A. Jones
Name:	Isobel A. Jones
Title:	Chief Legal Officer and General Counsel; Secretary